SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1075 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 448-5301
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 14, 2009, the registrant elected Richard Ungaro to serve as its Chief Operating Officer.  Prior to this appointment, he had not engaged in any transactions with the registrant.

Mr. Ungaro has had extensive experience during the past 40 years in building several national brands, as described in the press release set forth as an exhibit to this current report.  Since May 2008, he has been the President of RU Investment, LLC, a consulting company that focuses on assisting executives in the management of their companies.  From April 2007 to October 2008, Mr. Ungaro was the Executive Vice President and Chief Operating Officer of HealthFair, Inc., a privately-held mobile health-screening company based in Orlando, Florida.  His one-year assignment with that company included operations and training for all field staff, outside counsel activities, purchasing, information technology, regulation requirements and compliance.  From March 2003 to September 2007, he was the President and Chief Executive Officer of Hotties Gourmet Donuts, a privately-held company based in Orlando, Florida.  Mr. Ungaro managed this start-up company and built a wholesale brand within the donut industry.

Mr. Ungaro will receive monthly compensation of $5,000 and 5,000 restricted shares of the registrant’s common stock.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press Release dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
August 20, 2009	By: /s/ Henry E. Cartwright Henry E. Cartwright President

EXHIBIT INDEX

Regulation S-K Number	Document
99.1	Press Release dated August 17, 2009